Concierge Technologies to Expand Financial Services Offerings to the U.K.

Company’s Marygold & Co. (UK) Subsidiary Enters Agreement to Acquire U.K.-Based Tiger Financial & Asset Management Limited

San Clemente, Calif., August 17, 2021—Concierge Technologies, Inc. (OTC: CNCG), a diversified global holding firm, today announced that its newly formed subsidiary in London, England, Marygold & Co. (UK) Limited, has entered into a share purchase agreement to acquire all the outstanding shares of Tiger Financial & Asset Management Limited for £1.5 million (approximately $2.1 million U.S.), plus liquid assets, to be paid in cash over a two-year period following the closing date.

Based in Boughton, Northampton, England, and with approximately £42 million (approximately $59 million U.S.) in assets under management, Tiger Financial & Asset Management’s core business is the management of clients’ financial wealth across a diverse product range, including cash, national savings, individual savings accounts, unit trusts, insurance company products such as investment bonds and other investment vehicles.

The transaction is expected to be completed within the next 90 days and is subject to customary closing conditions, including approval of the U.K. Financial Conduct Authority (“FCA”).

“Marygold UK was recently formed by Concierge Technologies to be the holding company for just such purposes as this acquisition,” said Nicholas Gerber, CEO of Concierge Technologies, “Tiger is a well-positioned, profitable, asset manager that we believe will be immediately accretive. We feel that Tiger perfectly fits the profile for expanding the reach of our financial services offerings beyond the U.S. borders.”

Concierge Technologies’ wholly-owned subsidiary, Marygold & Co., is completing the development of a banking and financial services app in the U.S. for sending, receiving, spending and saving securely through mobile devices. The app will have no fees for users, and interest will be earned on all FDIC-insured deposits, with no minimums or credit checks required. It is the long-range goal of Concierge Technologies and Marygold to market the app in the U.K., and the acquisition of Tiger is the first step toward achieving that goal.

Matthew Parden, the recently appointed CEO of Marygold UK, said, “I am delighted that we have inked our first transaction with a quality company such as Tiger. Keith Halford, owner and founder of Tiger, has agreed to stay on for an indefinite period of time as Tiger’s manager and advisor. I look forward to working closely with Keith and his team and I am confident that we have great opportunity to grow the existing business and soon to introduce new offerings to existing and prospective clients, including Marygold’s mobile app.”

About Concierge Technologies, Inc.

Concierge Technologies, originally founded in 1996, was repositioned as a global holding firm in 2015, and currently has operating subsidiaries in financial services, food manufacturing, printing, security systems and beauty products. Offices and manufacturing operations are in the U.S., New Zealand and Canada. For more information, visit www.conciergetechnology.net.

Forward-Looking Statements

This press release may contain "forward-looking statements" that include information relating to Concierge Technologies’ future events. Such forward-looking statements, including, but not limited to, Marygold & Co. (UK) Limited gaining approval from the FCA, the timing of the completing the transaction and anticipated introduction of Marygold & Co.’s financial services business in the U.K. and EU next year, should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as "believe," "expects," "may," "looks to," "will," "should," "plan," "intend," "on condition," "target," "see," "potential," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes due to a number of important factors, including business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website or the Company’s website at www.conciergetechnology.net.

Media and investors, for more Information, contact:
Roger S. Pondel PondelWilkinson Inc. 310-279-5980 rpondel@pondel.com Contact the Company: Nicholas Gerber, CEO 949-429-5370 ngerber@conciergetechnology.net